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                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC  20549

                                 FORM 8-K


                              CURRENT REPORT





                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                      Date of Report:  June 24, 1994









                    McCAW CELLULAR COMMUNICATIONS, INC.


A Delaware             Commission File          I.R.S. Employer
Corporation              No. 1-9854              No. 91-1379052






             5400 Carillon Point, Kirkland, Washington  98033

                      Telephone Number (206) 827-4500
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Item 5.  Other Events.

     On June 24, 1994, McCaw Cellular Communications, Inc.'s (the "Company") 52%-owned subsidiary, LIN Broadcasting Corporation, announced that its subsidiary LCH Communications, Inc. ("LCH") has redeemed all of its outstanding Redeemable Preferred Stock held by Comcast Cellular Communications Inc., a subsidiary of Comcast Corp., in exchange for all of the capital stock of a subsidiary of LCH, whose assets consist primarily of a 49.99 percent interest in the Philadelphia "A Block" cellular system and GuestInformant (a publisher of advertiser-supported hard cover magazines placed in hotel rooms). The redemption was carried out pursuant to the terms of LCH's Certificate of Incorporation.

     As a result of the redemption, the Company will no longer be required to provide for the preferred stock dividend which was reflected as an annual reduction to income of $134.3 million.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of businesses to be acquired.

               Not applicable.

     (b)  Pro Forma Financial Information.

               Not applicable.

     (c)  Exhibits.

          Exhibit
          Number         Description

          99(a)     Press Release, dated June 24, 1994.

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                                SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             McCAW CELLULAR COMMUNICATIONS, INC.


                             ANDREW A. QUARTNER
                             Andrew A. Quartner
                             Senior Vice President-Law

Date:  July 11, 1994
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                               EXHIBIT INDEX

    Exhibit
    Number

    99(a)     Press Release, dated June 24, 1994.